Commerce Union Bancshares, Inc.

COMMERCE UNION BANCSHARES
1736 Carothers Parkway, Suite 100
Brentwood, TN 37027

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**The Board of Directors recommends you vote FOR proposals 1, 2 and 3.**

| | | For | Against | Abstain |
|---|---|---|---|---|
| 1 | To approve the issuance of shares of Commerce Union common stock to shareholders of Community First, Inc. as contemplated by the Agreement and Plan of Merger dated August 22, 2017, by and among Commerce Union, Reliant Bank, Pioneer Merger Sub, Inc., Community First, Inc. and Community First Bank & Trust. | ☐ | ☐ | ☐ |
| 2 | To approve one or more adjournments of the Commerce Union special meeting to allow time for further solicitation of proxies in favor the Commerce Union stock issuance proposal in the event there are insufficient votes present at the Commerce Union special meeting to approve Proposal 1. | ☐ | ☐ | ☐ |
| 3 | To approve Articles of Amendment to the Amended and Restated Charter of Commerce Union Bancshares, Inc., pursuant to which the company will change its name to Reliant Bancorp, Inc. | ☐ | ☐ | ☐ |

**NOTE:** If other matters properly come before the meeting, your proxies will vote on those matters in accordance with therecommendations of the Board of Directors.

For address change/comments, mark here. ☐
(see reverse for instructions)

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | ☐ | ☐ |

Please sign below exactly as your name appears on your stock certifi cate(s). When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000347370_1 R1.0.1.17

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:** The Notice & Proxy Statement is/are available at www.proxyvote.com

**COMMERCE UNION BANCSHARES**
**Special Meeting of Shareholders**
**December 14, 2017**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) DeVan D. Ard, Jr. and William R. DeBerry as proxies. This appointment applies to each of them separately, allows them to appoint substitutes as needed, and allows them to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Commerce Union Bancshares, Inc. that the shareholder(s) is/are entitled to vote at the special meeting of shareholders to be held at 10:00 a.m., central standard time, on December 14, 2017, at the main office of Reliant Bank located at 1736 Carothers Parkway, Suite 100, Brentwood, TN 37027, and any adjournment or postponement of the meeting.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

Address change/comments:

________________________________________

________________________________________

________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**